UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2014, the Company and Comerica Bank ("Comerica") finalized a Forbearance Agreement (the "Agreement"). The Agreement waives non-compliance with a liquidity ratio and resulting default under the Loan and Security Agreement, dated May 24, 2012, as amended, by and between the Company and Comerica, and reduces the maximum amounts available for borrowing under the revolving line of credit and export revolver to $2.0 million each, for a total of $4.0 million in total amounts available for borrowing from Comerica. In connection with the Agreement, the Company incurred a fee of $10,000 paid to Comerica in connection with Comerica's processing of the Agreement.

The Agreement is incorporated by reference and is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

April 22, 2014	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Forbearance Agreement, dated as of April 10, 2014, effective April 17, 2014, by and between Biolase, Inc. and Comerica Bank.